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                                                                     EXHIBIT 3.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 CYNOSURE, INC.

    (originally incorporated on July 10, 1991 under the name Cynosure, Inc.)

      FIRST: The name of the Corporation is Cynosure, Inc.

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares, consisting of
(i) 61,500,000 shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), (ii) 8,500,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

      Immediately upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), and without further action by the Corporation or any other person, each share of common stock, par value $0.001 per share, either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall be and hereby is automatically reclassified as and converted into one fully paid and nonassessable share of Class B Common Stock, and upon such filing all rights of the holders of shares of such common stock so converted shall cease, certificates formerly representing shares of such common stock will thereafter be deemed to represent a like number of shares of Class B Common Stock and the person or persons in whose name or names the certificate or certificates representing the shares of Class B Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of shares of Class B Common Stock.

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

      1. General. Except as otherwise set forth below in this Restated Certificate of Incorporation (which, as used herein, shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time, including the terms of any Preferred Stock Designation (as defined herein)), the powers, preferences and relative participating, optional or
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other special rights, and the qualifications, limitations or restrictions of the
Class A Common Stock and Class B Common Stock shall be identical in all respects.

      2. Voting.

      (a) Except as otherwise set forth below in this Restated Certificate of Incorporation or as otherwise required by law, the holders of Common Stock shall vote together, and with the holders of shares of any other class or series of stock entitled to vote with the holders of Common Stock, as a single class, on all matters upon which such holders of Common Stock are entitled to vote under law or under this Restated Certificate of Incorporation. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock held by such stockholders. Except as otherwise required by law or Article FOURTH, Section A.2(d) below, the holders of Class A Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation that alters or changes only the powers, preferences, rights or other terms or number of shares of the Class B Common Stock. Except as otherwise required by law, the holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation that alters or changes only the powers, preferences, rights or other terms of one or more series of Preferred Stock outstanding if the holders of such series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation. There shall be no cumulative voting.

      (b) The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      (c) In addition to any other vote required by law or by this Restated Certificate of Incorporation, until the first to occur of (i) the first date that El.En. beneficially owns (as defined herein) less than less than 20% of the aggregate number of shares of Class A Common Stock and Class B Common stock outstanding, (ii) the first date that El.En. beneficially owns less than 50% of the number of shares of Class B Common Stock outstanding, or (iii) the date that all outstanding shares of Class B Common Stock are converted into shares of Class A Common Stock in accordance with Article FOURTH, Section A.5(c) of this Restated Certificate of Incorporation (such earliest date referred to as the "Operative Date" for purposes of this Restated Certificate of Incorporation), the prior affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock, voting separately as a class, shall be required to authorize the Corporation to alter, amend, terminate or repeal, or adopt any provision inconsistent with, in each case whether directly or indirectly, or by amendment, merger, consolidation or otherwise, Article FOURTH (other than an increase or decrease of the number of


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            authorized shares of Class A Common Stock, which shall require only the authorization set forth in Section A.2(b) above) or Article NINTH of this Restated Certificate of Incorporation.

      (d) In addition to any other vote required by law or by this Restated Certificate of Incorporation, until the Operative Date, the prior affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock which are not beneficially owned by any person or entity that beneficially owns 50% or more of the shares of Class B Common Stock outstanding, voting separately as a class, shall be required to authorize the Corporation to alter, amend, terminate or repeal, or adopt any provision inconsistent with, in each case whether directly or indirectly, by amendment, merger, consolidation or otherwise, the powers, preferences, rights or other terms of the Class A Common Stock or the Class B Common Stock in a manner that affects the Class A Common Stock adversely but does not similarly so affect the Class B Common Stock or that affects the Class A Common Stock differently than the effect on the Class B Common Stock.

      3. Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor. In furtherance of the preceding sentence, in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be (except as provided in the next sentence). In no event shall the Corporation declare or pay dividends in the form of shares of Class B Common Stock except for the issuance of shares of Class B Common Stock in connection with a stock split or subdivision in accordance with Section A.7 of this Article FOURTH.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive, equally, on a per share basis, all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

      5. Conversion.

      (a) As used in this Restated Certificate of Incorporation, the following terms shall have the following meanings:

            i. "Class B Stockholder" shall mean a registered holder of shares of Class B Common Stock at the Effective Time.

            ii. "El.En." shall mean El.En. S.p.A., a corporation organized under the laws of Italy, and all successors to El.En. S.p.A. by way of merger,


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                  consolidation or similar business combination or sale of all or substantially all of its assets.

            iii. "Transfer" shall mean any sale, assignment, transfer, lease, pledge, conveyance, hypothecation or other transfer or disposition of a share of Class B Common Stock, whether or not for value and whether voluntary or involuntary.

            iv. All references to "beneficial ownership," "beneficially owns" and "beneficially owned" shall be construed as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934, as amended.

      (b) Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time.

      (c) All shares of Class B Common Stock shall automatically, without any further action, convert into fully paid and nonassessable shares of Class A Common Stock on a one for one basis upon the affirmative vote at a duly noticed stockholders meeting (or a duly executed written consent) of the holders of a majority of the shares of Class B Common Stock then outstanding in favor of the conversion of all of the shares of Class B Common Stock into shares of Class A Common Stock.

      (d) Each share of Class B Common Stock shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the Transfer by a holder of such share of Class B Common Stock, other than a Transfer to:

            i. a pledgee of such holder of shares of Class B Common Stock pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee that does not grant to the pledgee the power to vote or direct the vote of the such shares or the power to dispose or direct the disposition of such shares and that does not transfer ownership of such shares; provided, however, that such shares shall remain subject to this Section A.5 of Article FOURTH and, in the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock shall automatically, without any further action, convert into shares of Class A Common Stock on a one for one basis; or

            ii. a nominee of such holder of shares of Class B Common Stock (without any change in beneficial ownership).

      (e) Each share of Class B Common Stock (i) held of record by a Class B Stockholder who is a natural person, (ii) held by a pledgee of such Class B Stockholder, or (iii) held by a nominee of such Class B Stockholder, shall in each case automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the death of such Class B Stockholder.


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      (f)   In the event of an automatic conversion of any shares of Class B
            Common Stock into shares of Class A Common Stock (A) pursuant to clause (d) above, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred, and (B) pursuant to this Section A.5, all rights of the holder of shares of Class B Common Stock arising from such holder's ownership of such shares of Class B Common Stock so converted shall cease, certificates formerly representing shares of Class B Common Stock will thereafter be deemed to represent a like number of shares of Class A Common Stock, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of shares of Class A Common Stock.

      (g) On the first to occur of (i) the first date that El.En. beneficially owns less than 20% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding or (ii) the first date that El.En. beneficially owns less than 50% of the number of shares of Class B Common Stock outstanding, all shares of Class B Common Stock (including all shares of Class B Common Stock not owned by El.En.) shall automatically, without any further action, convert into fully paid and nonassessable shares of Class A Common Stock on a one for one basis.

      (h) The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the shares of Class B Common Stock into shares of Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of separate stock certificates with respect thereto, as it may deem necessary or advisable (so long as such policies and procedures do not diminish the rights of the holders of Class B Common Stock hereunder), and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock, to determine whether a Transfer of shares of Class B Common Stock will result in a conversion to shares of Class A Common Stock, and to otherwise confirm that a conversion to shares of Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer of shares of Class B Common Stock results in a conversion to shares of Class A Common Stock shall be conclusive.

      (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

      (j) If any shares of Class B Common Stock shall be converted pursuant to this Section A.5 or are otherwise acquired by the Corporation, the shares so converted


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            or acquired shall be retired and such shares of Class B Common Stock shall not be reissued.

      6. Mergers, Consolidation or Other Combination Transactions. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash or any other property, then, and in such event, the shares of Class A Common Stock and Class B Common Stock shall be entitled to be exchanged for or converted into the same kind and amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or converted. Notwithstanding the foregoing provisions of this Section A.6, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the Corporation may enter into any consolidation, merger, combination or other transaction providing for an exchange or conversion that differs from the terms of this Section A.6 if such consolidation, merger, combination or other transaction is approved by the affirmative votes of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock outstanding, each voting as a separate class.

      7. Splits, Subdivisions or Combinations. If the Corporation in any manner splits, subdivides or combines the shares of Class A Common Stock or Class B Common Stock outstanding, the shares of the other such class of Common Stock outstanding shall be proportionately split, subdivided or combined in the same manner and on the same basis as the shares of the other class of Common Stock outstanding that have been split, subdivided or combined. Notwithstanding the foregoing provisions of this Section A.7, but in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Restated Certificate of Incorporation, the Corporation may effect any split, subdivision or combination of the shares of Class A Common Stock or Class B Common Stock outstanding that differs from the terms of this Section A.7 if such split, subdivision or combination is approved by the affirmative votes of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock outstanding, each voting as a separate class.

      8. Restrictions on Issuance. From and after the Effective Time, the Corporation shall not issue or sell, by reclassification or otherwise, any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible or exercisable into shares of Class B Common Stock to any person unless such issuance or sale is approved by the affirmative vote of the holders of a majority of the shares of Class B Common Stock outstanding; provided, however, that notwithstanding the foregoing, but subject to Section A.7 of this Article FOURTH, the Corporation may issue shares of Class B Common Stock pursuant to any stock splits, subdivisions or combinations with respect to the Class B Common Stock without such vote of the holders of Class B Common Stock.

B. PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as


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hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

      Subject to any limitations prescribed by law or this Restated Certificate of Incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate referred to herein as a "Preferred Stock Designation "), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of the Preferred Stock to the extent permitted by law.

      The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock of this Corporation required by law, this Restated Certificate of Incorporation may include any provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series thereof, or of any other securities having voting power, or a larger number of the directors, than is required by the General Corporation Law of Delaware, and such provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

      SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-laws. The Corporation's By-laws also may be adopted, amended, altered or repealed by the affirmative vote of (a) the holders of at least 75% of the voting power of the capital stock issued and outstanding and entitled to vote thereon, voting together as a single class, and (b) until the Operative Date, the holders of at least a majority of the voting power of the Class B Common Stock then outstanding, voting as a separate class, in addition to


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any other vote required by this Restated Certificate of Incorporation.
Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of
(a) the holders of at least 75% of the voting power of the capital stock issued and outstanding and entitled to vote thereon, voting together as a single class, and (b) until the Operative Date, the holders of at least a majority of the voting power of the Class B Common Stock then outstanding, voting as a separate class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH, in each case whether directly or indirectly, whether by amendment, merger, consolidation or otherwise.

      SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

      EIGHTH: The Corporation shall provide indemnification as follows:

      1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director, officer, partner, employee or trustee, against all expenses (including attorneys' fees), liability, loss, judgments, fines, ERISA taxes or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with


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respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director, officer, partner, employee or trustee, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

      4. Notification and Defense of Claim. As a condition precedent to an Indemnitee's right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section
4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

      5. Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

      6. Procedure for Indemnification and Advancement. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to
Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

      7. Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation. Indemnitee's expenses (including attorneys' fees) reasonably incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Corporation to recover an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware.

      8. Limitations. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

      9. Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      10. Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

      11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

      12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

      13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

      NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

      1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      2. Number of Directors. Subject to Section 5(b) of this Article NINTH and to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be established exclusively by the Board of Directors, and no decrease in the number of authorized directors shall shorten the term of any incumbent director. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

      3. Election of Directors. With respect to the election of directors, the right to elect persons to the Board of Directors shall be allocated as follows:

      (a) Until the Operative Date, the holders of Class B Common Stock, voting or acting separately as a class, shall be entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation (the "Class B Directors" and each, individually, a "Class B Director"); and, other than those directors who may be elected by the holders of any series of Preferred Stock under specified circumstances, the holders of the Class A Common Stock, Class B Common Stock and any Preferred Stock entitled to vote thereon, voting together as a single class, shall be entitled to elect the remaining members of the Board of Directors (such remaining members, the "Classified Directors" and each, individually, a "Classified Director").

      (b) Beginning on the Operative Date, subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock shall be entitled to elect all of the directors of the Corporation and each director shall be a "Classified Director."

      (c) Concurrently with any conversion of all of the outstanding shares of Class B Common Stock into shares of Class A Common Stock in accordance with Article FOURTH, Sections A.5(c) or A.5(g) of this Restated Certificate of Incorporation, the former holders of Class B Common Stock so converted shall cease to have the right to vote as a single class to elect any directors of the Corporation, but instead shall only have rights to elect directors that are the same as that of other holders of Class A Common Stock.

      4. Classes of Directors. The Classified Directors shall be and are divided into three classes: Class I, Class II and Class III.

      5. Terms of Office.

      (a) Except as otherwise set forth in this Restated Certificate of Incorporation, each Class B Director shall serve for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected. Each

            Classified Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each Classified Director initially appointed to Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2006; each Classified Director initially appointed to Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2007; and each Classified Director initially appointed to Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2008. Notwithstanding the foregoing, but subject to Section 5(b) of this Article NINTH, the term of each Class B Director and each Classified Director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.

      (b) Notwithstanding any other provision of this Restated Certificate of Incorporation, on the Operative Date the term of each Class B Director shall end and the number of authorized directors serving on the Board of Directors shall be reduced by the number of such Class B Directors. Notwithstanding the foregoing, the Board of Directors shall retain full authority provided by Section 2 of this Article NINTH to increase the number of authorized directors following the reduction of authorized directors provided for in the previous sentence of this Section 5(b) of Article NINTH.

      6. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed in accordance with
Section 2 of this Article NINTH shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      7. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Restated Certificate of Incorporation.

      8. Removal. Subject to the rights of the holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the total number of votes entitled to be cast in the election of directors; provided, however, that the Class B Directors may be removed at any time without cause by the affirmative vote of the holders of at least a majority of the voting power of the Class B Common Stock then outstanding.

      9. Newly Created Directorships and Vacancies.

      (a) Class B Directors. Until the Operative Date, unless otherwise required by law or by resolution adopted by the affirmative vote of a majority of the Class B Directors then in office, any vacancy among the Class B Directors, however occurring, including a vacancy resulting from an enlargement of the Board of

            Directors, shall be filled only by a vote of a majority of the Class B Directors then in office, although less than a quorum or, if there are none, by a vote or action of the holders of Class B Common Stock, voting as a separate class.

      (b) Classified Directors. Unless otherwise required by law or by resolution adopted by the affirmative vote of a majority of the Classified Directors then in office, any vacancy among the Classified Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of the Classified Directors then in office, although less than a quorum or, if there are none, by a vote of the holders of the capital stock entitled to vote in the election of such Classified Directors, voting together as a single class, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified.

      10. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

      11. Amendments to Article. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of (a) the holders of at least 75% of the voting power of the capital stock issued and outstanding and entitled to vote thereon, voting together as a single class, and (b) until the Operative Date, the holders of at least a majority of the voting power of the Class B Common Stock then outstanding, voting as a separate class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH, in each case whether directly or indirectly, whether by amendment, merger, consolidation or otherwise.

      TENTH: Except for actions taken by written consent by the holders of Class B Common Stock consenting separately as a class, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of (a) the holders of at least 75% of the voting power of the capital stock issued and outstanding and entitled to vote thereon, voting together as a single class, and
(b) until the Operative Date, the holders of at least a majority of the voting power of the Class B Common Stock then outstanding, voting as a separate class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH, in each case whether directly or indirectly, whether by amendment, merger, consolidation or otherwise.

      ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the voting power of the capital stock issued and outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH, in each case whether directly or indirectly, whether by amendment, merger, consolidation or otherwise.

      TWELFTH:

      1. Certain Acknowledgments. In recognition and anticipation of the facts that (i) the directors, officers and/or employees of El.En. Affiliated Companies may serve as directors of the Corporation, (ii) El.En. Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which Corporation Affiliated Companies, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which Corporation Affiliated Companies, directly or indirectly, may engage, and (iii) Corporation Affiliated Companies may engage in material business transactions with El.En. Affiliated Companies and that the Corporation is expected to benefit therefrom, the provisions of this Article TWELFTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve El.En., El.En.'s officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

      2. Competition and Corporate Opportunities. Except as may be otherwise provided in a written agreement between the Corporation and El.En., El.En. Affiliated Companies shall have no duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Corporation Affiliated Companies. Except with respect to an Express Opportunity, as defined in Article TWELFTH, Section 3 below, the Corporation renounces any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both El.En. Affiliated Companies and Corporation Affiliated Companies, and therefore El.En. shall have no duty to communicate or offer such corporate opportunity to the Corporation or any Corporation Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that El.En. Affiliated Company pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

      3. Allocation of Corporate Opportunities. Except as provided elsewhere in this Section 3, the Corporation hereby renounces any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both Corporation Affiliated Companies, on the one hand, and El.En. Affiliated Companies, on the other hand, about which a director of the Corporation who is also a director or officer of an El.En. Affiliated Company acquires knowledge. Notwithstanding the immediately preceding sentence, the Corporation does not renounce any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both Corporation Affiliated Companies, on the one hand, and El.En. Affiliated Companies, on the other hand, and about which a director of the Corporation who is also a director or officer of an El.En. Affiliated Company acquires knowledge, if such opportunity is expressly offered to such person in writing solely in, and as a direct result of, his or her capacity as a director of the Corporation (an "Express Opportunity").

      4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article TWELFTH, the Corporation renounces any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of business of the Corporation Affiliated Companies or is of no practical advantage to them or that is one in which Corporation Affiliated Companies have no interest or reasonable expectancy.

      5. Certain Definitions. For purposes of this Article TWELFTH:

            "Corporation Affiliated Companies" shall mean the Corporation and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations and other entities in which the Corporation (1) beneficially owns, either directly or indirectly, more then 50% of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, of such entity, or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

            "El.En. Affiliated Companies" shall mean El.En. and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations and other entities in which El.En. (1) beneficially owns, either directly or indirectly, more then 50% of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or
(iii) the capital or profit interests, in the case of a partnership, of such entity, or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity, but shall not include the Corporation or any Corporation Affiliated Company.

      6. Termination. The provisions of this Article TWELFTH shall terminate, expire and have no further force or effect after the Operative Date; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any transaction or agreement between a Corporation Affiliated Company thereof and an El.En. Affiliated Company that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time.

      7. Amendment of this Article. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of (a) the holders of at least a majority of the combined voting power of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class, and (b) until the Operative Date, the holders of at least a majority of the voting power of the Class B Common Stock then outstanding, voting as a separate class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH, in each case whether directly or indirectly, whether by amendment, merger, consolidation or otherwise. No amendment or addition to or alteration or repeal of this Article TWELFTH shall eliminate or impair the effect of this Article TWELFTH with respect to any transaction or agreement between a Corporation Affiliated Company and an El.En. Affiliated Company that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time.

      8. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article TWELFTH.

      9. Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Article TWELFTH shall not affect the other provisions or parts hereof, and this Article TWELFTH shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

      IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this [_____] day of [_____], 2005.

                                    CYNOSURE, INC.



                                    By:
                                        -------------------------------
                                        Name:
                                        Title:  President